EXHIBIT 10-A-2
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                            SEVERANCE AGREEMENT
                            -------------------

          This Agreement entered into as of the 1st day of July, 1997, by and between HARTMARX CORPORATION, a Delaware corporation
     ("Company"), and FREDERICK G. WOHLSCHLAEGER ("Executive").

                              WITNESSETH THAT:
                              ---------------

               WHEREAS, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

               WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control; and

          WHEREAS, the Company and the Executive intend to enter into an Employment Agreement ("Employment Agreement"), coincident herewith.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the parties hereto as follows:

          1.   Agreement Period.   The Agreement Period shall commence
     on the date hereof and shall continue in effect through December 31, 1998; provided, however, that commencing on January 1, 1998 and each January 1 thereafter, the Agreement Period shall automatically be extended for one additional year unless, not later than July 15 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement; and further provided, however, that if a Change in Control shall have occurred during the Agreement Period, the Agreement Period shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred.

          2. Nature of the Agreement. In order to induce the Executive to remain in the employ of the Company, the Company agrees, under the conditions described herein, to pay the Executive the severance payments and benefits described herein. Except as provided in Section 7 hereof and Section 11 hereof, no amount or benefit shall be payable under this Agreement unless Executive is employed at the time of the Change in Control and there shall have been a termination of the Executive's employment with the Company following the Change in Control and during the Agreement Period.

          3. Change in Control; Definitions. A Change in Control shall mean the occurrence of any of the following:

                    (i) any Person is or becomes the Beneficial Owner,
               directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                    (ii) during any period of two consecutive years
               (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company ("Board") (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

                    (iii)  there is consummated a merger or
               consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing
               25% or more of the combined voting power of the Company's then outstanding securities; or

                    (iv) the stockholders of the Company approve a
               plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur in the event of a Management Change in Control. A Management Change in Control shall mean a Change in Control pursuant to which Executive (alone or with others) acquires or retains, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (whether through the ownership of voting securities, by contract, or otherwise) and which is directly or indirectly attributable to a public announcement by Executive (or others acting in concert with Executive) of an intention to take actions which, if consummated, would constitute such Management Change in Control. In addition, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

               "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange
     Act) other than (1) any employee plan established by the Company,
     (2) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company.

               "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

          4. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

               (a) Death. The Executive's employment hereunder shall terminate upon his death.

               (b)  Disability.  The Company may terminate the
     Executive's employment hereunder for "Disability". Any question as to the existence of the Disability shall be determined in accordance with the Company's disability plan.

               (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's:

          (i)       conviction for the commission of a felony; or

          (ii) willful failure to substantially perform his duties hereunder; or

          (iii) willful or grossly negligent conduct that is demonstrably and materially injurious to the Company or its affiliates.

               Notwithstanding the foregoing, no event shall constitute "Cause" unless the Company shall have notified
     Executive in writing of the conduct allegedly constituting Cause and the Executive shall have failed to correct such conduct within thirty (30) days of the date of his receipt of such written notice from the Company.

               (d) Good Reason. The Executive may terminate his employment hereunder for Good Reason. Good Reason shall mean the occurrence, after a Change in Control, (without the Executive's written consent) of any one of the following acts by the Company, or failures by the Company to act:

          (i) failure of the Board of Directors of the Company to elect Executive to the office(s) held by the Executive immediately prior to the Change in Control; or

          (ii)      [Intentionally omitted]

          (iii) any change in (i) the provisions of the Company's bylaws describing, or (ii) the relative duties and responsibilities of, the office of Senior Vice President, General Counsel and Secretary; or

          (iv) the assignment to Executive of any duties inconsistent with Executive's status as Senior Vice President, General Counsel and Secretary or a substantial adverse alteration in the nature or status of Executive's responsibilities; or

          (v) any reduction by the Company in the Executive's annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time; or

          (vi) the failure by the Company to pay to Executive any portion of Executive's current compensation, or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven
                    (7) days of the date such compensation is due; or

          (vii) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control; or

          (viii) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material perquisite or fringe benefit enjoyed by the Executive immediately prior to the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control; or

          (ix) the relocation of the Executive's principal place of employment to a location more than 50 miles from the Executive's principal place of employment as of the date hereof or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control; or

          (x) any purported termination of the Executive's employment by the Company other than in accordance with this Agreement; for purposes of this Agreement, no such purported termination shall be effective.

               Notwithstanding the foregoing, no event shall constitute "Good Reason" unless the Executive shall have notified the Company in writing of the conduct allegedly constituting Good Reason and the Company shall have failed to correct such conduct within thirty (30) days of the date of its receipt of such written notice from the Executive.

          5.  Termination Procedure.
              ---------------------

               (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 4(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon and shall identify in reasonable detail the reason for termination of the Executive's employment under the provision so indicated.

               (b) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 4(b) above, the date thirty
     (30) days after Notice of Termination (provided that the Executive shall not have returned to the performance of his duties on a permanent full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to Section 4(c) or 4(d) above, the date thirty (30) days after Notice of Termination and (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination which shall be not more than 30 days from the date of such Notice.

          6.  Compensation Upon Termination.
              -----------------------------

               (a) Termination due to Death or Disability. If the Executive's employment is terminated after a Change in Control and during the Agreement Period by his death or Disability, except as provided in Section 6(d) below, the Company shall have no further obligations to Executive under this Agreement.

               (b) Termination By Company without Cause or By Executive for Good Reason. Upon termination of Executive's employment after a Change in Control and during the Agreement Period by the Company without Cause or by Executive for Good Reason hereunder, then, in lieu of any further salary, bonus, or LTI Plan payments for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive:

                    (i) The Company shall pay to the Executive a lump sum cash severance payment, within 5 days of the Date of Termination, equal to three times the higher of the Executive's annual base salary as of the Date of Termination and the Executive's annual base salary in effect immediately prior to the Change in Control.

                    (ii) The Company shall pay the Executive a lump
               sum in cash, within 10 days of the Date of Termination, equal to the sum of (A) any unpaid incentive compensation (including the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock) allocated or awarded to Executive under the MIP with respect to any fiscal year ending prior to the year in which the Date of Termination occurs; plus (B) three times the amount equal to the bonus compensation (including the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock) which would be payable under the MIP with respect to the year in which the Date of Termination occurs, calculated based on the assumption that the Company achieves its "Step-1" target level (as defined in the MIP) for such year (annual bonus based on such assumption, "Step-1 Bonus"). The amount set forth in item (B) above shall be payable to Executive regardless of whether the Company actually achieves the performance levels upon which the calculation of such amount is based.

                    (iii) The Company shall pay the Executive a lump
               sum in cash, within 10 days of the Date of Termination, equal to the sum of (A) any unpaid incentive compensation (including the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock) allocated or awarded to Executive under the LTI Plan with respect to any performance period ending prior to the Date of Termination; plus
               (B) a pro rata portion of the aggregate value of all contingent incentive compensation (including the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock) awards to Executive with respect to any performance periods under the LTI Plan which are not completed as of the Date of Termination, calculated based on the assumption that the Company's results from the beginning of such performance period(s) to the Date of Termination would continue at the same rate until the originally intended completion date(s) of such performance period(s). The amount set forth in item (B) above shall be payable to Executive regardless of whether the Company actually achieves the performance level upon which the calculation of such amount is based.

                    (iv) During a period of thirty-six (36) months
               (the "Severance Period") the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits ("Welfare Benefits") substantially similar in all material respects to those which the Executive is receiving immediately prior to the Date of Termination (without giving effect to any adverse amendment to, or elimination of, such benefits made after a Change in Control). If the Executive receives, or becomes eligible to receive, Welfare Benefits from another source, then the Welfare Benefits otherwise receivable by the Executive pursuant to this
               Section 6(b)(iv) shall be reduced to the extent of such other Welfare Benefits received by, or made available to, the Executive during the Severance Period (and any such Welfare Benefits received by or made available to the Executive shall be reported to the Company by the Executive). Nothing herein shall be deemed to limit Executive's rights, if any, to thereafter participate in any retiree medical plan then in effect.

                    (v) During the Severance Period, the Company shall
               arrange to provide the Executive with such material perquisites as are provided to the Executive immediately prior to the Date of Termination (without giving effect to any adverse amendment to, or elimination of, such perquisites made after a Change in Control).

                    (vi) Effective as of the Date of Termination, all
               stock options (whether or not then fully exercisable) granted to Executive under any of the Company's stock option plans prior to the Date of Termination shall become immediately exercisable and Executive shall be entitled to exercise any or all of such options at any time prior to the respective expiration dates of such options as set forth in the grant document evidencing same.

                    (vii) Effective as of the Date of Termination, all
               restricted stock granted to Executive prior to the date Executive's employment with the Company is terminated shall become fully vested and all restrictions thereon shall lapse.

                    (viii) The Executive shall receive payment of the
               incremental qualified and supplemental defined benefit pension benefits Executive would have earned had Executive's employment continued during the Severance Period, had he received credit for service for the Severance Period for all purposes under the applicable plans, and had the Executive received compensation during the Severance Period of salary, at the annual rate equal to the Executive's Base Salary in effect immediately prior to the Date of Termination (without giving effect to any decrease therein following the Change in Control), and bonus, at the annual rate equal to the Step-1 Bonus. Anything in the applicable plan to the contrary notwithstanding, the net present value of the Executive's benefit (as increased hereunder) under any supplemental defined benefit plan maintained by the Company ("SERP Benefit") shall be paid to the Executive in a lump sum in cash by no later than 10 days following the Date of Termination.

               (c) Termination by the Company for Cause or By Executive Other than for Good Reason. If the Executive's employment shall be terminated after a Change in Control and during the Agreement Period by the Company for Cause or by the Executive other than for Good Reason, then, subject to Section 6(d) below, the Company shall have no obligations to Executive under this Agreement.

               (d) Additional Payments. Following any termination of Executive's employment following the Change in Control and during the Agreement Period, (i) the Company shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due, (ii) within ten days of the Date of Termination, the Company shall pay the Executive, or his legal representative or estate, as applicable, the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements and (iii) the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due (such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements).

          7. Excise Taxes. If any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, being hereinafter referred to as the "Total Payments") will be subject to any excise tax (the "Excise Tax") imposed under
     Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up payment, shall be equal to the Total Payments. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the base amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 7), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          8. Amendment. This Agreement may be amended in writing by mutual agreement of the parties without the consent of any other person and, during the life of Executive, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

          9. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and, if sent by registered mail, to the Company at its principal executive offices, to the attention of its Chief Executive Officer, or to Executive at the last address filed by him in writing with the Committee, as the case may be.

          10. Nonalienation. The interests of Executive under this Agreement are not subject to the claims of his creditors, other than the Company and its subsidiaries, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

          11. Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          12. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois.

          14. Counterpart. The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

          15. Attorney's Fees. The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          16. Beneficiaries. If Executive should die while any amount is payable to him hereunder, such amount shall be paid to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

          17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect. The Company and the Executive shall each be entitled to select one arbitrator, with the two selected arbitrators choosing the third arbitrator. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

          18. Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking (and, except as provided in Section 6(b)(iv), no payment otherwise required hereunder shall be reduced on account of) other employment.

          IN WITNESS WHEREOF, Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, all as of the day and year first above written.


                                   /s/ FREDERICK G. WOHLSCHLAEGER
                                   ------------------------------------
                                   FREDERICK G. WOHLSCHLAEGER


     Attest:                       HARTMARX CORPORATION

     /s/ GLENN R. MORGAN             By: /s/ E.O. HAND
     -----------------------            ------------------------------
     Glenn R. Morgan                    E.O. Hand, Chairman and Chief
     Assistant Secretary                Executive Officer